(d)(3)(D)(i)

December 14, 2010

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Amended and Restated Administration Agreement dated August 21, 2003, between ING Investors Trust and ING Funds Services, LLC (the “Agreement”) we hereby notify you of our intention to retain you as administrator for the ING American Funds Global Growth and Income Portfolio and ING American Funds International Growth and Income Portfolio (together, the “Portfolios”), each a series of ING Investors Trust, effective on or about December 14, 2010. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual administration fee indicated for the Portfolios, is attached hereto.

Please signify your acceptance to act as administrator under the Agreement with respect to the Portfolios.

Very sincerely,

/s/ Kimberly A. Anderson

By:
Kimberly A. Anderson
Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

/s/ Todd Modic

By:
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Investors Trust

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

ING INVESTORS TRUST

Annual Administration Fee
Series	(as a percentage of average daily net assets)

ING American Funds Asset Allocation Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Bond Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Global Growth and Income Portfolio	0.10%

ING American Funds Growth Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds International Growth and Income Portfolio	0.10%

ING American Funds International Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Growth-Income Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds World Allocation Portfolio	0.10%

ING BlackRock Inflation Protected Bond Portfolio	0.10%

ING Clarion Global Real Estate Portfolio	0.10%

Annual Administration Fee
Series	(as a percentage of average daily net assets)

ING DFA Global Allocation Portfolio	0.10%

ING DFA World Equity Portfolio	0.10%

ING Franklin Income Portfolio	0.10%

ING Franklin Templeton Founding Strategy Portfolio	0.05%

ING Goldman Sachs Commodity Strategy Portfolio	0.10%

ING Large Cap Growth Portfolio	0.10%

ING Marsico International Opportunities Portfolio	0.10%

ING MFS Utilities Portfolio	0.10%

ING Morgan Stanley Global Tactical Asset Allocation Portfolio	0.10%

ING Oppenheimer Active Allocation Portfolio	0.10%

ING Pioneer Equity Income Portfolio	0.10%

ING Retirement Conservative Portfolio	0.10%

ING Retirement Growth Portfolio	0.10%

ING Retirement Moderate Growth Portfolio	0.10%

ING Retirement Moderate Portfolio	0.10%

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